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                                    EXHIBITS
                                  Exhibit 1(a)
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                    Articles of Incorporation of Registrant




                           ARTICLES OF INCORPORATION

                                       OF

                         THE WALNUT STREET FUNDS, INC.


      FIRST:      The undersigned, whose address is 100 North Broadway, Suite
1300, St. Louis, Missouri 63102, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

      SECOND:     The name of the Corporation (which is hereinafter called
the "Corporation") is The Walnut Street Funds, Inc.

      THIRD:      The Corporation's principal office in the State of Maryland is located at 32 South Street, Baltimore, Maryland 21202. The name of its resident agent, whose address is the same as the Corporation's principal office in the State of Maryland, is The Corporation Trust, Incorporated.
Said resident agent is a Maryland corporation.

      FOURTH:     The Corporation is formed for the following purposes:

            (a) To operate the business of an open-end management investment company registered under the federal government's Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise all powers necessary and appropriate to the conduct of such business.


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            (b)   To subscribe for, invest in, purchase or otherwise acquire, and to own, hold, sell, exchange, pledge, or otherwise dispose of, securities of every nature and kind, whether now in existence or hereafter created.

            (c) To act as financial or fiscal agent for any person, firm, or corporation and as such to manage, control, and deal with, in any and every way whatsoever, the property, holdings, investments, and business interests thereof.

            (d) To purchase, retire, redeem, hold, sell, reissue, transfer, and otherwise deal in shares of its own capital stock; and to apply to such purchase, retirement, or acquisition any funds or property of the Corporation, whether capital or surplus or otherwise, as may be permitted by law.

            (e) To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objectives and purposes of the Corporation; and to do any and all such acts either as principal or in the capacity of agent, broker, factor, contractor, or otherwise.

            (f) To engage in any lawful act or activity for which corporations may be organized under the general corporation laws of Maryland, and to have all the powers of a corporation under the applicable corporation laws, as in effect from time to time, of the State of Maryland.

      FIFTH:      The Board of Directors of the Corporation is empowered to
authorize the issuance from time to time of shares of common stock, whether now or hereafter authorized and without

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obtaining stockholder approval, for such consideration as the Board of
Directors may deem advisable and subject to such limitations as may be set forth in these Articles of Incorporation, Articles Supplementary, the Bylaws of the Corporation, or the general laws of the State of Maryland.

      No holder of stock of the Corporation shall have by reason of being a stockholder any right to purchase or subscribe for any shares of the common stock of the Corporation or any other security of the Corporation that it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the common stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

      The total number of shares of common stock of all classes which the Corporation is authorized to issue is Five Billion (5,000,000,000) shares of stock. The par value of each share shall be one-tenth of one cent ($0.001), making the par value of the authorized shares Five Million Dollars ($5,000,000.00). The stock of the Corporation may be issued in one or more classes, referred to in these Articles as "series".

      One Billion (1,000,000,000) of the authorized shares are hereby classified into The Walnut Street Prime Reserve Fund Series, subject to the authority of the Board of Directors to increase or decrease the number so designated, and which shares of such Series shall have the preferences, rights, powers, restrictions,

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limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article SIXTH.

      The Board of Directors of the Corporation is authorized, from time to time, by resolution to classify or reclassify the balance of the authorized shares and any other unissued shares of stock of the Corporation, into one or more series as such are or may be established from time to time, by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such stock, and to increase or decrease the number of authorized shares of any series, but the number of shares of any series shall not be reduced by the Board of Directors below the number of shares thereof then outstanding, and the total number of authorized shares shall not be increased above the number of shares authorized in the Corporation's Articles of Incorporation except by amendment thereto.

      Before issuing any shares affected by such a classification or reclassification, or by such an increase or decrease in the number of authorized shares, the Corporation shall file Articles Supplementary for record with the Maryland Department of Assessments and Taxation. Without limiting the generality of the foregoing, (i) the Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at its discretion from time to time, any shares of any series reacquired by the Corporation; and (ii) the

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dividends and distributions of investment income and capital gains with respect to the stock of the Corporation and with respect to each series that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from series to series to such extent and for such purposes as the Board of Directors may deem appropriate, including but not limited to, the purpose of complying with the requirements of regulatory authorities.

      If, in the sole determination of the Board of Directors, the continuation of the offering of the shares of any one or more series is no longer in the best interests of the Corporation, the Corporation may cease offering such shares and may, by majority vote of the Board of Directors, require the redemption of all outstanding shares of stock of such series, upon thirty (30) days' prior written notice to the holders thereof, all subject to the requirements of these Articles of Incorporation, applicable securities laws and regulations, and the Maryland General Corporation Law.

      SIXTH:

      (1) The establishment and designation of any series of shares shall be effective upon (i) the authorization of such series by vote of a majority of the Board of Directors, including the establishment and designation of the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such series and (ii) the filing for record of any Articles Supplementary required by the

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Maryland General Corporation Law in the case of series other than those created by these Articles of Incorporation. At any time when there are no shares outstanding or subscribed for a particular series previously established and designated by the Board of Directors, the series may be liquidated upon a similar vote and filing.

      (2) The shares of any series established by these Articles of Incorporation or that may from time to time be established by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such series at the time of establishment) shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

            (a)   Assets Belonging to a Series.  All consideration received
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by the Corporation for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from

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any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, profits, or payments which are not readily identifiable as belonging to any particular series (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

            (b)   Liabilities Belonging to a Series.  The assets belonging to
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each particular series shall be charged with the liabilities of the
Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges, or reserves of the Corporation that are not readily identifiable as belonging to any particular series shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges, and reserves allocated to a series are herein

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referred to as "liabilities belonging to" that series.  Each such allocation shall be conclusive and binding for all purposes.

            (c)   Income Belonging to a Series.  The Board of Directors shall
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have full discretion, to the extent not inconsistent with the Maryland
General Corporation Law and the 1940 Act, to determine: (i) which items shall be treated as income and which items as capital; and (ii) the amount of "income belonging to" a series, which income shall include all income, earnings and profits derived from assets belonging to that series, less any expenses, costs, charges, or reserves belonging to that series for the relevant time period. Each such determination and allocation shall be conclusive and binding for all purposes.

            (d)   Dividends.  Dividends and distributions on shares of a
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particular series may be declared and paid with such frequency, in such form, and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or to resolutions adopted with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that series.

      All dividends on shares of a particular series shall be paid only out of the income belonging to that series and capital gains distributions on shares of a particular series shall be paid only out of the capital gains belonging to that series. All dividends and distributions on shares of a particular series shall be

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distributed pro rata to the holders of that series in proportion to the number of shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's payment has not been received by the time of record.

      The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute and the regulations promulgated thereunder; provided, however, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company.

      Dividends and distributions may be paid in cash, property, or shares, including without limitation authorized but unissued shares or treasury shares, or a combination of any of the foregoing, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in shares will be valued at the current net asset value thereof as defined below.

            (e)   Liquidation.  In the event of the liquidation of
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the Corporation or of a particular series, the shareholders of each series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that series over the liabilities belonging to that series. The holders of shares of any series shall not be entitled hereby to any distribution upon liquidation of any other series. The assets so distributable to the shareholders of any particular series shall be distributed among such shareholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of any particular series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that series, as defined in the 1940 Act. If there are any general assets not belonging to any particular series of stock and available for distribution, such distribution shall be made to holders of stock of various series in such proportion as the Board of Directors determines to be fair and equitable, and such determination by the Board of Directors shall be final for all purposes.

            (f)   Voting.  On each matter submitted to a vote of the
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shareholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the series thereof, and all shares of all series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which

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a separate vote of any series is required by the 1940 Act or by the Maryland
General Corporation Law, such requirement as to a separate vote by that series shall apply in lieu of Single Class Voting as described above;
(ii) in the event that the separate vote requirements referred to in
(i) above apply with respect to one or more series, then subject to (iii) below, the shares of all other series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular series, only the holders of shares of the one or more affected series shall be entitled to vote.

            (g)   Redemption by Shareholder.  Each holder of shares of a
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particular series shall have the right at such times, and on such terms and conditions as may be permitted by the Corporation, to require the Corporation to redeem all or any part of his shares of that series at a redemption price per share equal to the net asset value per share of that series next determined as provided below, after the shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist that make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the series of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

      Notwithstanding the foregoing, the Corporation may postpone

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payment of the redemption price and may suspend the right of the holders of shares of any series to require the Corporation to redeem shares of that series at any time when, and to the extent, permissible under the 1940 Act.

            (h)   Net Asset Value Per Share.  The net asset value per share
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of The Walnut Street Prime Reserve Fund Series shall be determined on the amortized cost basis (or other permissible basis) as provided in Rule 2a-7, or any amendment or successor rule or regulation thereto, of the Securities and Exchange Commission under the 1940 Act, as from time to time amended, or any successor act. To facilitate the determination of the net asset value of such series, the Board of Directors shall adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that series as dividends payable in additional shares of that series at the designated constant dollar amount, and for the redemption of shares as necessary to maintain a constant net asset value in the event of any losses attributable to that series.

      The net asset value of any other series that may from time to time be established by the Board of Directors shall be determined as provided in Articles Supplementary filed for record with respect to such series.

            (i)   Equality.  All shares of each particular series shall
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represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to

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that series), and each share of any particular series shall be equal to each other share of that series. The Board of Directors may from time to time divide or combine the shares of any particular series into a greater or lesser number of shares of that series without thereby changing the proportionate beneficial interest in the assets belonging to that series or in any way affecting the rights of shares of any other series.

            (j)   Conversion or Exchange Rights.  Subject to compliance with
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the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any series shall have the right to convert or exchange said shares into shares of one or more other series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

            (k)   Fractional Shares.  The Corporation may issue, sell,
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redeem, repurchase, and otherwise deal in and with shares of its capital stock of all or any series in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock of all and any series having, in proportion to the respective fractions represented thereby, all the rights of whole shares of all or any series, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, provided that the issue of shares in fractional denominations or certificates therefor of all or any series shall be limited to such transactions

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and be made upon such terms as may be fixed by or under authority of the
Bylaws.

            (l)   Ownership Record.  The Corporation may issue shares in book
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entry form without issuance or delivery of certificates therefor, in which case the ownership of such shares shall be reflected exclusively by entry on the books of the Corporation.

      (3) Any determination made in good faith and in accordance with accepted accounting practice, by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation; as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends; as to the amount of any reserves or charges set up and the propriety thereof; as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation; and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or selling group in connection with the public

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distribution of any securities; shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be final, binding and conclusive as aforesaid.

      SEVENTH: The initial number of Directors of the Corporation shall be five (5), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than three (3). The names of the Directors who shall serve until the first annual shareholders' meeting and until their successors are duly chosen and qualified are Timothy C. Nicholson, Taylor S. Desloge, Theodore M. Armstrong, Richard A. Liddy, and Alan C. Henderson.

      EIGHTH:

            (a) The Corporation shall indemnify its Directors, officers, and agents to the extent required by law and may, in its discretion, indemnify its Directors, officers, and agents against liabilities and expenses reasonably incurred in connection with any proceeding to which such Director, officer, or agent is made a party by reason of his or her actions in an official capacity on the Corporation's behalf; provided, however, that the Corporation shall not indemnify any Director, officer, or agent against liability or expense arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of his

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or her office; nor shall any indemnity or provision of these Articles of
Incorporation be interpreted inconsistently with the requirements of the Maryland General Corporation Law, or the Securities Act of 1933, as amended, or the 1940 Act.

            (b) No Director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages in any action or proceeding at law or in equity for any act or omission of such Director or officer acting in his or her capacity as such, provided that the exculpation set forth in this paragraph (b) shall not apply (i) to the extent that it is proved that such Director or officer actually received an improper benefit or profit in money, property, or services, or (ii) to the extent that a judgment or other final adjudication adverse to such Director or officer is entered in a proceeding that such person's action, or failure to act, was the result of active and deliberate dishonesty of such Director or officer and was material to the cause of action adjudicated in the proceeding. Nothing in this paragraph (b) shall exculpate or protect or be deemed or construed to exculpate or protect any Director or officer of the Corporation against any liability to the Corporation or its shareholders to which such Director or officer would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties, or by reason of such Director's or officer's reckless disregard of his or her obligations and duties as a Director or officer of the Corporation.

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      NINTH:      The following additional provisions not inconsistent with
law are hereby established for the management, conduct, and regulation of the business and affairs of the Corporation, and for creating, limiting, defining and regulating the powers of the Corporation and of its Directors and shareholders:

            (1)   Custody of Assets.  Subject to the requirements of the 1940
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Act, assets of this Corporation may be held by or deposited with a custodian as prescribed from time to time by the Board of Directors or the Bylaws.

            (2)   Limitations on Borrowing.  The Bylaws of this Corporation,
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as from time to time amended, and the Board of Directors may prescribe limitations upon the borrowing of money and pledging of assets by the Corporation.

      TENTH:      Meetings of shareholders may be held inside or outside the
State of Maryland, if the Bylaws so provide. The books of the Corporation may be kept (subject to any provisions of law) inside or outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of Directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

      ELEVENTH:   The Corporation reserves the right to amend, change or
repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation.

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      TWELFTH:    The original Bylaws of the Corporation shall be adopted by the initial Directors named herein. Thereafter the Board of Directors shall have the power to make, alter or repeal the Bylaws except as the Bylaws from time to time in effect may require shareholder action for adoption, alteration, or repeal of particular bylaw provisions.

      THE UNDERSIGNED, being the incorporator herein for the purpose of forming a corporation pursuant to the general corporation laws of the State of Maryland, does make these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and acknowledge the same to be my act on this 21st day of January, 1993.



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                                          James V. Stepleton





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